EXHIBIT 99


                      HALLMARK FINANCIAL SERVICES, INC.
           ANNOUNCES JUNE 27, 2003 RECORD DATE FOR RIGHTS OFFERING

 FORT WORTH, Texas, (June 16, 2003) - Hallmark Financial Services, Inc. (Amex:HAF.EC), announced today that the record date for its previously announced rights offering has been set for the close of business on June 27, 2003. Upon the effectiveness of the registration statement, the Company will distribute to its shareholders of record as of the record date a fixed amount of non-transferable rights to subscribe for shares of its common stock. It is anticipated that each right will entitle the holder to purchase one share of the Company's common stock at a subscription price to be determined.

 Hallmark anticipates that the rights offering will begin promptly following the effectiveness of the registration statement filed with the Securities and Exchange Commission. The proceeds of the rights offering will be used to repay an $8.6 million loan, plus accrued interest on the loan, made to Hallmark in 2002 by Newcastle Partners, L.P., with any additional proceeds used for working capital purposes. The proceeds of the loan from Newcastle Partners, L.P., were utilized to finance the purchase of a note receivable from a major bank and the acquisition of the Commercial Lines Group from Millers Insurance Company. A portion of the note receivable purchased from the bank was later exchanged for one-hundred percent of the capital stock of Phoenix Indemnity Insurance Company. Newcastle Partners, L.P. is an affiliate of Mark E. Schwarz, the Chairman and CEO of Hallmark.

 Neither Hallmark, its board of directors, nor any committee of the board of directors is making any recommendation to shareholders as to whether to exercise their subscription rights. Further information regarding the rights offering including pricing, record date, and process will be communicated over the next several weeks. When available, a written prospectus may be obtained by contacting Hallmark Financial Services, Inc., 777 Main Street, Suite 1000, Fort Worth, Texas 76102, Attention: Investor Relations.

 A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold and offers may not be accepted prior to the time the registration statement becomes effective. The rights offering will only be made by means of prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under securities laws of any such state.

 Hallmark Financial Services, Inc. engages primarily in the sale of property and casualty insurance products. The Company's business involves marketing, underwriting and premium financing of non-standard personal automobile insurance primarily in Texas, Arizona and New Mexico, commercial insurance in Texas, New Mexico, Idaho, Oregon and Washington, third party claims administration, and other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is listed on the American Stock Exchange under the symbol "HAF.EC".

 Forward-looking statements in this Release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company's periodic report filings with the Securities and Exchange Commission.

                   For further information, please contact:
             Timothy A. Bienek, President and COO at 817.348.1600
                             www.hallmarkgrp.com